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                                                                    EXHIBIT 10.2

CALLOWAY'S NURSERY, INC.
MANAGEMENT PROFIT BONUS PLAN
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2003

I.       PURPOSE

The purpose of this Management Profit Bonus Plan is to provide an incentive to the management of Calloway's Nursery, Inc (the "Company") to maximize the performance of the Company.

II.      DEFINITIONS

Cost of Goods Sold - the amount of Cost of Goods Sold recorded by the Company, including results of all physical inventory counts taken during the fiscal year.

Fiscal 2002 - the fiscal period starting on October 1, 2001 and ending on September 30, 2002.

Fiscal 2003 - the fiscal period starting on October 1, 2002 and ending on September 30, 2003.

Floor - the minimum amount of Pre Tax Net Profit that must be earned by Calloway's Nursery, Inc. before a Bonus Pool will be available.

New Profit - the difference between Pre Tax Net Profit and Old Profit. If Pre Tax Net Profit is less than Old Profit, then New Profit is $-0-.

Old Profit - the lesser of (a) Fiscal 2002 Pre Tax Net Profit, or (b) Fiscal 2003 Pre Tax Net Profit. However, Old Profit cannot be less than $-0- (breakeven).

Period Completion - occurs upon issuance of the Press Release announcing the Financial Results of Calloway's Nursery, Inc. for Fiscal 2003.

Pre Tax Net Profit - the amount remaining after subtracting Cost of Goods Sold and Total Expenses from Sales. The Pre Tax Net Profit can be a negative amount (a loss).

Sales - The total amount of Sales recorded by the Company.

Total Expenses - all expenses incurred by the Company, except for (i) Income Tax Expense, and (ii) Bonus Expense under this Management Profit Bonus Plan.

Participant - an individual who is eligible to receive a share of the Bonus Pool. The participants in the Plan are those who hold the following positions in the Company:

         o        President

         o        Vice President, Operations

         o        Vice President, Corporate Development

         o        Vice President, Chief Financial Officer

         o        Vice President, Merchandising



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III.     BONUS POOL

A. A Bonus Pool will be established equal to a percentage of Pre Tax Net Profit for Fiscal 2003 as follows:

         o        6% of Old Profit.

         o        12% of New Profit.

B.       The Bonus Pool will be paid Upon Period Completion for Fiscal 2003.

C.       Example:

                  Sales                                            $ 55,000,000
                  Cost of Goods Sold                                 28,200,000
                  Gross Profit                                       26,800,000
                  Total Expenses                                     23,700,000
                  Pre Tax Net Profit                                  3,100,000

                  Fiscal 2002 Pre Tax Net Profit                        600,000
                  Old Profit                                            600,000
                  New Profit                                       $  2,500,000
                  Bonus Pool
                       Bonus on Old Profit (6%)                    $ 36,000,000
                       Bonus on New Profit (12%)                    300,000,000
                       Total Bonus Pool                             $336,000,00

D. Pre Tax Net Profit earned by Calloway's Nursery, Inc. must be greater than or equal to the Floor. For Fiscal 2003, the Floor is $1,000,000.

                  Sales                                                        $55,000,000
                  Cost of Goods Sold                                            29,000,000
                  Gross Profit                                                  26,000,000
                  Total Expenses                                                25,100,000
                  Pre Tax Net Profit                                               900,000

                  Old Profit                                                           -0-
                  New Profit                                                       900,000
                  Bonus Pool (zero because Pre Tax Net Profit <$1,000,000)     $        --

E. The Bonus Pool will be allocated to each Participant on the basis of a fraction multiplied by the amount of the Bonus Pool. The numerator of the fraction is the salary of the Participant in effect on the last day of Fiscal 2003 and the denominator of the fraction is the total of the annual salaries of all Participants in effect on the last day of Fiscal 2003.



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V.       GENERAL PROVISIONS

A. No bonus will be paid in the event of termination of employment on or prior to the end of Fiscal 2003, whether termination is voluntary or involuntary, with cause or without cause.

B.       In the event a participant serves less than a complete Fiscal 2003:

         o A participant in the Plan who does not start Fiscal 2003, and therefore serves less than the full Fiscal 2003, will receive a bonus for the portion of the Fiscal 2003 the participant does serve.

         o For example, a participant who starts on September 1st will receive 30/365 of the bonus attributable to his fraction of the Bonus Pool.

         o The remaining 335/365 will be allocated to the other Participants on a pro rata basis in accordance with their respective shares in the Bonus Pool.

C. In the event of any need for clarification as to any issues related to the calculation and/or payment of any amounts relative to this Bonus Plan, the judgment of Compensation Committee of the Board of Directors shall prevail.



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